Exhibit 13.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of KT Corporation, a corporation organized under the laws of the Republic of Korea (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The annual report on Form 20-F for the year ended December 31, 2004, as amended, (the “Form 20-F”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 18, 2005	/s/ Yong-Kyung Lee

Yong-Kyung Lee
President and Chief Executive Officer

Dated: July 18, 2005	/s/ Haing Min Kwon

Haing Min Kwon
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to KT Corporation and will be retained by KT Corporation and furnished to the Securities and Exchange Commission or its staff upon request.